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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                ---------------

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JULY 11, 1996

                                ---------------

                                CONSILIUM, INC.
            (Exact name of registrant as specified in its charter)


         DELAWARE                  0-17754                    94-2523965
     (State or other       (Commission File Number)       (I.R.S. Employer
      jurisdiction of                                    Identification No.)
     incorporation or
       organization)



  485 CLYDE AVENUE, MOUNTAIN VIEW, CA                            94043
(Address of principal executive offices)                      (Zip Code)



      Registrant's telephone number, including area code:  (415) 961-6100


(Former name, former address and former fiscal year, if changed since last report)

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This report consists of 40 pages.

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ITEM 2.  ACQUISITION OR DEPOSITION OF ASSETS

     (a) Pursuant to the Asset Acquisition Agreement dated July 2, 1996 (the "Acquisition Agreement"), by and between the registrant, Consilium, Inc., a Delaware corporation ("Consilium"), Consilium Taiwan, Inc., a Delaware corporation and a wholly-owned subsidiary of Consilium ("Sub"), Systematic Designs International, Inc., a Washington corporation ("SDI"), and Jen-Shih Jessi Niou, who is the principal shareholder of SDI, the registrant acquired certain assets (the "Purchased Assets"), consisting primarily of one existing semiconductor factory automation contract and certain related tangible and intangible assets, and assumed certain liabilities of SDI effective July 11, 1996. The price of the Purchased Assets consists of an initial payment of $1,305,000 to be paid in installments (Four Hundred Thirty-Five Thousand Dollars ($435,000) paid on July 12, 1996; Four Hundred Thirty-Five Thousand Dollars ($435,000) to be paid on August 1, 1996; Four Hundred Thirty-Five Thousand Dollars ($435,000) to be paid on November 1, 1996) and future performance-based payments equal to specified percentages of revenues recognized by Consilium or Sub from licenses within certain countries in Asia of software provided by SDI and from certain service-related revenue of Sub (the "Includable Revenue") as set forth below for each of the two twelve-month periods ending on July 8, 1997 and July 8, 1998:

                                        Percentage of Includable
     Amounts of Includable Revenue      Revenues for Such Period
     ---------------------------------  ------------------------
     $0 - $2.0 million                            17.5%
     Revenues over $2.0 - $4.5 million            50.0%
     Revenues over $4.5 million                   35.0%

     The purchase price has been and will continue to be paid in cash from the Company's working capital. The principle used to determine the amount of consideration was arms-length negotiation. Before the acquisition, there was no material relationship between SDI and the registrant or any of its affiliates, any director or officer of the registrant, or any associate of any such director or officer.

     SDI is a privately-held company specializing in the development of factory automation products and systems integration services for the semiconductor industry. SDI has continued as a business subsequent to the sale of the Purchased Assets to the registrant.

     The registrant considers the acquisition of the Purchased Assets as a purchase of assets, as defined in Rule 11-01(d) of Regulation S-X.

     (b) Consilium acquired an immaterial amount of tangible property from SDI, which was used in support of SDI's provision of consulting services. Consilium intends to continue such use of these tangible assets.

                                       2
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
ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
         (a) Since the acquisition of the Purchased Assets constitutes a purchase of assets as defined in Rule 11-01(d) of Regulation S-X, no financial statements of SDI are required to be filed pursuant to Article 3 of Regulation S-X.

         (b) Since the acquisition of the Purchased Assets constitutes a purchase of assets as defined in Rule 11-01(d) of Regulation S-X, no pro forma financial information is required to be filed pursuant to Article 11 of Regulation S-X.

         (c)  The following exhibit is attached hereto and filed herewith:

              2.1/(1)/ The Acquisition Agreement between the registrant and SDI.




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(1)  Exhibits to the Acquisition Agreement not filed herewith are identified in the Acquisition Agreement. The registrant will furnish supplementally any omitted Exhibit to the Commission upon request.

                                       3
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 26, 1996               CONSILIUM, INC.



                                    By: /s/ Laurence R. Hootnick
                                       -------------------------
                                        Laurence R. Hootnick, President and
                                        Chief Executive Officer

                                       4
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                                CONSILIUM, INC.
                                 EXHIBIT INDEX
                                  TO FORM 8-K

                                                           Sequentially
                                                             Numbered
Exhibit No.                  Description                       Page
- -----------    ----------------------------------------   -------------
2.1            Asset Acquisition Agreement by and                6
               between the registrant, Sub, SDI and
               Jen-Shih Jessi Niou, dated July 2, 1996.